Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Sky Financial Group, Inc. (the “Company”) of our report dated January 22, 2004, (June 25, 2004 as to the discontinued operations described in Note 26) (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets” and SFAS No. 147, “Acquisitions of Certain Financial Institutions”, and the retroactive reclassification of the Company’s financial statements for discontinued operations), appearing in this Current Report on Form 8-K of Sky Financial Group, Inc.:

Form S-8 No. 333-108810

Form S-8 No. 333-65492

Form S-8 No. 333-59312

Form S-8 No. 333-67233

Form S-8 No. 333-47315 (Post-Effective Amendment No. 1 on Form S-8 to Form S-4)

Form S-8 No. 333-60741 (Post Effective Amendment No. 1 on Form S-8 to Form S-4)

Form S-3 No. 333-64127

Form S-8 No. 333-18867

/S/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP

Cleveland, Ohio

July 6, 2004